Exhibit 99.1

Finjan Provides Highlights and Financial Update for the Fiscal Year 2015

Finjan Executives to Participate in the Licensing Executive Society’s 2016 IP100 Executive Forum on February 8th and The Source Capital Group's 2016 Disruptive Growth Conference on February 11th

E. PALO ALTO, CA –02/04/15—Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, is providing shareholders with a summary of key accomplishments during the year ended December 31, 2015 and announces participation at the Licensing Executive Society’s (LES) 2016 IP100 Executive Forum February 8, 2016 and the Source Capital Group’s Disruptive Growth Conference on February 11, 2016.

2015 Strategic Highlights:
IP Licensing and Enforcement

•	$40 million jury Verdict and subsequent Judgment in favor of Finjan for patents being found valid and infringed by Blue Coat Systems;

•
Finjan received three new issued patents by the United States Patent and Trademark office (USPTO), including U.S. Patent No. 9,141,786 (‘786 Patent), U.S. Patent No. 9,189,621 (‘621 Patent) and U.S. Patent No. 9,219,755 (‘755 Patent) all for Malicious Mobile Code Protection;

•	The intrinsic value of Finjan’s patents were reinforced in decisive actions by the Patent Trial and Appeal Board (PTAB):

◦	Sophos filed inter partes reviews (IPRs) on two petitions against Finjan’s U.S. Patent 8,677,494 (‘494 Patent) and U.S. Patent 7,613,926 (‘926 Patent) both of which were denied institution;

◦
Symantec filed six IPRs on five of Finjan patents, all six petitions were denied institution which included two serial petitions denied on U.S. Patent 7,756,996 ('996 Patent), and further denials of Symantec’s petitions on Finjan's patents US Patent 8,141,154 ('154 Patent), US Patent 8,015,182 ('182 Patent), US Patent 7,930,299 ('299 Patent) and US Patent 7,757,289 ('289 Patent).

Emerging Cyber Focused Businesses and Investments

•	CybeRiskTM Security Solutions Ltd. launched in Tel Aviv and has expanded presence with an office in London, England;

•	Finjan Mobile, a wholly owned subsidiary of Finjan Holdings, launched its Mobile Secure Browser available for iOS and Android platform devices;

•	Significant early returns realized from our limited partner investment with Jerusalem Venture Partners (JVP).

Financial

•	$5 million in licensing revenue for 2015 recognized from three new licenses

•	$6 million in cash at year end; with an additional $5 million in licensing fees under contract with scheduled collections in 2016.

“During 2015 Finjan achieved success in building the infrastructure and platform for licensing its patent portfolio and positioning the company for growth. We continued to protect our valuable IP through our best practices licensing and enforcement programs and succeeded in an approximate $40 million judgement against Blue Coat Systems. We extended our 20-year history in cybersecurity to successfully launch businesses in both mobile security application development and risk advisory services while seeing early returns from our investment in innovative next-generation cybersecurity technologies through the JVP fund,” said Phil Hartstein, President and CEO of Finjan Holdings.

“Finjan enters 2016 as a focused cybersecurity company with diversified paths to drive future growth,” continued Hartstein. “Our licensing progress in 2015 will continue to pay dividends with $5 million in licensing fees already under contract in 2016 and we expect continued momentum with new licensees as the year progresses. Additionally, with two patent trials scheduled against Proofpoint in the second quarter and Sophos in the third quarter, we remain committed to vigorously protecting our valuable IP portfolio. We plan to manage our cash position while balancing our expertise in technology investments to create long-term value for our licensees, shareholders and investors.”

Phil Hartstein, President and CEO of Finjan, will be participating in the LES IP100 providing an update on the LES Standards in IP Licensing initiative in Phoenix, Arizona on Monday, February 8, 2016. Additionally, Phil Hartstein and Finjan’s CFO, Michael Noonan, will make a presentation to investors at Source Capital Group’s 2016 Disruptive Growth Conference on Thursday, February 11, 2016 at 11:15 AM EST at the Convene Conference Venue in New York City. A live webcast of the Source Capital presentation will be available at http://wsw.com/webcast/sourcecap1/fnjn. That same day, Phil Hartstein will also participate on a Growth Panel at 1:30 PM EST discussing IP as a disrupter with three other sector CEOs. Phil Hartstein and Michael Noonan will be available to meet with investors at the Source Capital Conference on February 10th and 11th.

ABOUT FINJAN
Established nearly 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan’s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

Follow Finjan Holdings, Inc.:
Twitter: @FinjanHoldings LinkedIn: linkedin.com/company/finjan

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2014, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.
Media Contact:
Nicholas Gaffney | Zumado Public Relations
(415) 732-7801 | ngaffney@zumado.com

Investor Contact:
Alan Sheinwald or Valter Pinto | Capital Markets Group LLC
Vanessa Winter | Finjan
(650) 282-3245 | investors@finjan.com